As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Microchip Technology Incorporated

(Exact name of registrant as specified in its charter)

Delaware	86-0629024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2355 W. Chandler Blvd.

Chandler, Arizona 85224-6199

(480) 792-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steve Sanghi

Chief Executive Officer and President

2355 W. Chandler Blvd.

Chandler, Arizona 85224-6199

(480) 792-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Robert Suffoletta

Nathan Robinson

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

900 S. Capital of Texas Highway

Las Cimas IV, 5th Floor

Austin, TX 78746

(512) 338-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Microchip Technology Incorporated

Up to 474,388 Shares of Common Stock

Offered by the Selling Stockholders

We are registering the proposed resale or other disposition from time to time of up to 474,388 shares of our common stock (the “Resale Shares”) by the selling stockholders identified in this prospectus. The Resale Shares were issued or may be issued to the selling stockholders in connection with the TFSS Acquisition described below. We relied upon the exemption from registration provided by Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder with respect to the initial issuance of Resale Shares.

To the extent that any selling stockholders resell any Resale Shares, the selling stockholders may be required to provide you with this prospectus identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. You should read this prospectus before you invest. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

On April 29, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tahoe Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ours (“Merger Sub”), TF Semiconductor Solutions, Inc., a Delaware corporation (“TFSS”), and Diodes Incorporated, a Delaware corporation, solely in its capacity as the representative, agent, and attorney-in-fact of the TFSS shareholders pursuant to which we acquired 100% of the outstanding shares of TFSS through a merger of Merger Sub with and into TFSS (the “TFSS Acquisition”). The closing of our acquisition of TFSS occurred on May 8, 2025. In connection with the closing, we issued shares of our common stock to certain TFSS shareholders, and paid cash in lieu of shares to unaccredited investors. Potential post-closing adjustments under the Merger Agreement may result in the issuance of additional shares of our common stock to certain TFSS shareholders.

The selling stockholders may sell any or all of their Resale Shares from time to time on The Nasdaq Global Select Market or any other stock exchange, market, or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus.

The selling stockholders may sell some, all or none of the Resale Shares offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their Resale Shares hereunder.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MCHP.” On May 7, 2025, the last reported sale price of our common stock on Nasdaq was $48.08 per share.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 3 of this prospectus and “Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the securities described in this prospectus.

This prospectus provides you with a description of the securities that may be offered by the selling stockholders. Before you invest in our securities, you should read this prospectus together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

We and the selling stockholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are not making offers to sell the shares of common stock described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and obtain copies of any document we file with the SEC on the SEC website located at www.sec.gov.

This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and our securities, you should read the entire Registration Statement and the additional documents listed under “Documents Incorporated by Reference” below. The Registration Statement has been filed electronically and may be obtained through the SEC’s website listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on our website at www.microchip.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Information on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights certain information about this offering and our business appearing elsewhere in this prospectus or the documents incorporated by reference herein and does not contain all of the information that you should consider before investing in the Company. The following summary is qualified in its entirety by the more detailed information included elsewhere in, or incorporated by reference into, this prospectus including our consolidated financial statements and notes thereto. For a more complete understanding of this offering and our business, you should read this entire prospectus and all documents incorporated by reference herein and therein, including the section entitled “Risk Factors” herein and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and our Quarterly Reports on Form 10-Q for the periods ended June 30, 2024, September 30, 2024 and December 31, 2024, before deciding to invest in the Company.

The Company

We develop, manufacture and sell smart, connected and secure embedded control solutions used by our customers for a wide variety of applications. Our strategic focus includes general purpose and specialized 8-bit, 16-bit, and 32-bit mixed-signal microcontrollers, microprocessors, analog, FPGA, and memory products. With over 30 years of technology leadership, our broad product portfolio is a Total System Solution (“TSS”) for our customers that can provide a large portion of the silicon requirements in their applications. TSS is a combination of hardware, software and services which help our customers increase their revenue, reduce their costs and manage their risks compared to other solutions. Our synergistic product portfolio empowers disruptive growth trends, including edge computing/internet of things, data centers, artificial intelligence/machine learning, networking/connectivity, e-mobility, and sustainability, in key end markets such as automotive, aerospace and defense, communications, consumer appliances, data centers and computing, and industrial.

We were incorporated in Delaware in 1989. Our executive offices are located at 2355 W. Chandler Boulevard, Chandler, Arizona 85224-6199 and our telephone number is (480) 792-7200. Our website address is www.microchip.com. We are not incorporating the contents of, or information accessible through, the website into this prospectus.

Recent Developments

On April 29, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tahoe Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ours (“Merger Sub”), TF Semiconductor Solutions, Inc., a Delaware corporation (“TFSS”), and Diodes Incorporated, a Delaware corporation, solely in its capacity as the representative, agent, and attorney-in-fact of the TFSS shareholders (the “Shareholders’ Representative”) pursuant to which we acquired 100% of the outstanding shares of TFSS through a merger of Merger Sub with and into TFSS (the “TFSS Acquisition”). The closing of our acquisition of TFSS occurred on May 8, 2025. In connection with the closing, we issued shares of our common Stock to certain TFSS shareholders, and paid cash in lieu of shares to unaccredited investors. Potential post-closing adjustments under the Merger Agreement and our election to pay in shares for certain TFSS revenue achievements during the twelve-month period following the closing may result in the issuance of additional shares of our common Stock to certain TFSS shareholders.

The Offering

The selling stockholders identified herein may from time to time offer and sell up to 474,388 shares of our common stock. Our common stock is currently listed on The Nasdaq Global Select Market under the symbol

“MCHP.” We will not receive any of the proceeds of sales by the selling stockholder of any of the common stock covered by this prospectus.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and sale or Resale Shares, we are referring to the shares that are being registered pursuant to the terms of the Merger Agreement, under which we issued shares of our common stock as consideration to certain existing stockholders of TFSS, including any additional issuances due to post-closing adjustments or TFSS revenue achievements. We relied upon the exemption from registration provided by section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder with respect to the initial issuance of Resale Shares. See “Selling Stockholder” beginning on page 6 of this prospectus.

All expenses of registration incurred with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Common Stock

The selling stockholders may offer shares of our common stock, par value $0.001 per share. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors from time to time may determine. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed herein, together with all of the other information contained or incorporated by reference herein or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

We may not realize all of the anticipated outcomes and benefits of the TFSS Acquisition.

The benefits we expect to achieve as a result of the TFSS Acquisition will depend, on our ability to realize anticipated growth opportunities. Our success in realizing these growth opportunities, and the timing of this realization, depends on the successful integration of TFSS’s business and operations with our business and operations. Even if we are able to integrate our business with TFSS’s business successfully, this integration may not result in the realization of the outcomes and benefits and growth opportunities we currently expect within the anticipated time frame or at all.

Our common stock has experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in the common stock.

Our common stock has at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, a change in our credit ratings, variations between our actual and anticipated financial results, fluctuations in order levels, backlog levels inventory levels, or uncertainty about current global economic conditions. Between May 1, 2024 and May 1, 2025, the closing price per share of our common stock on Nasdaq ranged from as low as $34.12 to as high as $100.56. For these reasons, among others, the price of our common stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, winding-up or dissolution.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our common stock subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, are subject to the “safe harbor” created by those sections. These statements may contain words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” “targets,” “may,” “can,” “will,” “would” or similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those implied by the forward-looking statements. Factors that could cause actual results to differ materially from those predicted include, but are not limited to, statements regarding the following:

•	Our expectation that we will experience period-to-period fluctuations in operating results, gross margins, product mix and average gross profit per unit;

•	The effects that uncertain global economic conditions and fluctuations in the global credit and equity markets may have on our financial condition and results of operations;

•	The effects and amount of competitive pricing pressure on our product lines and modest pricing declines in certain of our more mature proprietary product lines;

•	Our ability to moderate future average selling price declines;

•	The amount of, and changes in, demand for our products and those of our customers;

•	The impact of national security protections, trade restrictions and changes in tariffs, including those impacting China;

•	Our intent to vigorously defend our legal positions and our expectations of the impact of litigation on our operations;

•	The future impact on our business in response to public health concerns;

•	Our goal to continue to be more efficient with our selling, general and administrative expenses;

•	Our belief that customers recognize our products and brand name and our use of distributors as an effective supply channel;

•

Our belief that familiarity with and adoption of development tools from us and from our third-party development tool partners will be an important factor in the future selection of our embedded control products;

•	The accuracy of our estimates of the useful life and values of our property, assets and other liabilities;

•	The possibility of future pricing fluctuations in our analog product line;

•	The impact of any supply disruption we may experience;

•	Our ability to effectively utilize our facilities at appropriate capacity levels;

•	Our ability to maintain manufacturing yields;

•	The maintenance of our competitive position based on our investments in new and enhanced products;

•	The cost effectiveness of using our own assembly and test operations;

•	Our plans to continue to transition certain outsourced assembly and test capacity to our internal facilities;

•	Our expectations regarding investments in equipment and facilities and the timeline of expansions of our manufacturing capacity;

•	The continued development of the embedded control market based on our strong technical service presence;

•	Our anticipated level of capital expenditures;

•	The possibility that loss of, or disruption in the operations of, one or more of our distributors could reduce our future net sales and/or increase our inventory returns;

•

Our intent, including length, timing, planned closure days, to reduce production levels at global fabrication facilities, or closure of facilities completely and its impact on inventory levels and estimated cash savings;

•	Our expectations regarding LTSAs and the realization of deferred revenue;

•	The continuation and amount of quarterly cash dividends;

•

The sufficiency of our existing sources of liquidity to finance anticipated capital expenditures and otherwise meet our anticipated cash requirements, and the effects that our contractual obligations are expected to have on them;

•

Our belief that the capital expenditures to be incurred over the next 12 months will provide sufficient manufacturing capacity to support the growth of our production capabilities for our new products and technologies and to bring in-house more of the production requirements that are currently outsourced;

•	Our belief that our IT system compromise will not have a material adverse effect on our business or result in any material damage to us;

•

Our expectation that we will continue to be the target of cyber-attacks, computer viruses, unauthorized access and other attempts to breach or otherwise compromise the security of our IT systems and data;

•	Our plans to modify and enhance our cybersecurity risk management processes and strategy;

•	The impact of the resolution of legal actions on our business, and the accuracy of our assessment of the probability of loss and range of potential loss;

•	The amounts and timing, and our plans and expectations relating to the U.S. Statutory Notice of Deficiencies and proposed income adjustment from the Malaysian Inland Revenue Board;

•	Our expectation regarding the treatment of our unrecognized tax benefits in the next 12 months;

•	Our belief that the expiration of any tax holidays will not have a material impact on our effective tax rate;

•	Our expectations regarding our tax expense, cash taxes and effective tax rate;

•	Our expectation that the global minimum tax (GMT) will not have a material impact on our fiscal 2026 results;

•	Our belief that the estimates used in preparing our consolidated financial statements are reasonable;

•	Our actions to vigorously and aggressively defend and protect our intellectual property on a worldwide basis;

•	Our ability to obtain and maintain patents and intellectual property licenses and minimize the effects of litigation or other disputes or the loss of patent protection;

•	The level of risk we are exposed to for product liability claims or indemnification claims;

•	The effect of fluctuations in market interest rates on our income and/or cash flows;

•	The effect of fluctuations in currency rates;

•	The impact of inflation on our business;

•

Our ability to increase our borrowings or seek additional equity or debt financing to maintain or expand our facilities, or to fund cash dividends, share repurchases, acquisitions or other corporate activities, and that the timing and amount of such financing requirements will depend on a number of factors;

•	Our expected debt obligation maturities and plans to refinance our existing debt;

•	Our expectations regarding the amounts and timing of repurchases under our stock repurchase program;

•	Our expectation that our reliance on third-party contractors may increase over time as our business grows;

•	Our ability to collect accounts receivable;

•	The impact of the legislative and policy changes implemented or which may be implemented by the current administration on our business and the trading price of our stock;

•

Our belief that our culture, values, and organizational development and training programs will continue to provide a work environment where our employees are empowered and engaged to deliver the best embedded control solutions;

•

Our belief that our continued success is driven by the skills, knowledge, and innovative capabilities of our personnel, a strong technical service presence, and our ability to rapidly commercialize new and enhanced products;

•	The potential impact of changes in regulations or in their enforcement, including with respect to the capital expenditures or other costs or expenses;

•	The impact of any failure by use to adequately control the storage, use, discharge and disposal of regulated substances;

•	Estimates and plans regarding pension liability and payments expected to be made for benefits earned;

•	Our expectations regarding the amount, timing, and future applications for investment tax credits under the CHIPS Act;

•	Our expectations regarding past or potential future acquisitions, joint development agreements or other strategic relationships and any related benefits; and

•	The impact on our business stemming from Russia’s invasion of Ukraine.

Additional factors which could cause actual results to differ materially from our expectations include those set forth in this prospectus under the heading “Risk Factors,” as well as the risks discussed in the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the periods ending March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, which are incorporated herein by reference, and in other documents that are incorporated by reference in this prospectus. These forward-looking statements speak only as of the date hereof. Unless required by law, we undertake no obligation to update any forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

DESCRIPTION OF THE TFSS ACQUISITION

On April 29, 2025, we entered into an Agreement and Plan of Merger with our Merger Sub, TFSS, and the Shareholders’ Representative pursuant to which we acquired 100% of the outstanding shares of TFSS through a merger of Merger Sub with and into TFSS. The closing of our acquisition of TFSS occurred on May 8, 2025. In connection with the closing, we issued an aggregate of 426,954 shares of our common stock to certain TFSS shareholders, and paid cash in lieu of shares to unaccredited investors.

In addition, a total of 47,434 shares of our common stock were held back by us from the merger consideration as security for indemnification and other obligations of the TFSS shareholders set forth in the Merger Agreement for a period of twelve months following the closing (the “Holdback Shares”) and up to an additional $8.0 million will be payable in cash or shares of our common stock, at our election, based on TFSS revenue during the twelve-month period following the closing, calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The foregoing post-closing adjustments and additional payments based on TFSS revenue under the Merger Agreement may result in the issuance of additional shares of our common stock to certain TFSS shareholders.

Pursuant to the Merger Agreement, upon the closing of the TFSS acquisition, we agreed to register the Resale Shares under the Securities Act and to use our reasonable best efforts to cause the Registration Statement to be continuously effective under the Securities Act, with respect to any TFSS shareholder, until the earlier to occur of the following: (i) the date as of which such TFSS shareholder no longer holds any Registrable Securities (as defined in the Merger Agreement); (ii) the date on which such TFSS shareholder shall have sold all of the Registrable Securities covered by the Registration Statement; and (iii) the date on which the Registrable Securities are sellable without restriction pursuant to Rule 144. We have filed the Registration Statement and this prospectus to fulfill our foregoing obligations under the Merger Agreement.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition from time to time by the selling stockholders of the Resale Shares that were issued or may be issued to the selling stockholders by us in the TFSS Acquisition. As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with their respective pledgees, assignees, donees, transferees or successors-in-interest.

We are registering the offer and sale of the Resale Shares held by the selling stockholders to satisfy certain registration obligations that we granted the selling stockholders under the Merger Agreement in connection with the TFSS Acquisition. Pursuant to the Merger Agreement, we have agreed to use our reasonable best efforts to keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that all Registerable Securities (as defined in the Merger Agreement) have been sold or otherwise disposed by such TFSS shareholder or are able to be publicly sold by relying on Rule 144 of the Securities Act without registration.

Except for any beneficial ownership of our securities, neither the selling stockholder nor any persons who have control over the selling stockholder have had any material relationship with us within the past three years prior to the TFSS Acquisition.

The following table provides the names of the selling stockholders and the number of shares of our common stock offered by such selling stockholders under this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of their shares offered by this prospectus, and reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders listed below may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.

The number of shares and percentages of beneficial ownership set forth below are based on 538,711,734 shares of our common stock outstanding as of April 25, 2025. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us, other than the calculation of the percentage of shares of common stock owned prior to and after the offering.

	Shares Beneficially Owned Prior to Offering (1)		Maximum Number of Shares to be Offered by the Prospectus	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Diodes Incorporated	292,523	*	292,523	—	*
Hulu Mt. Peak, LLC	114,890	*	114,890	—	*
Townsend Ventures LLC	18,395	*	18,395	—	*
Roger Lee	14,255	*	14,255	—	*
Trung Doan	9,197	*	9,197	—	*
Zangsa Noh	9,197	*	9,197	—	*
Daniel Xu	7,058	*	7,058	—	*
Jong Deog Jeong	6,254	*	6,254	—	*
Duke W. Walton	2,391	*	2,391	—	*
Sam Kang	228	*	228	—	*

(*)	Represents less than 1%.
(1)	Includes shares issued at closing of TFSS Acquisition as well as Holdback Shares.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary relating to the rights of our common stock and certain provisions of our Certificate of Incorporation and Bylaws as currently in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, each previously filed with the SEC and incorporated by reference as an exhibit to our most recent Quarterly Report on Form 10-Q for the period December 31, 2024, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Certificate of Incorporation, Bylaws, and the applicable provisions of the DGCL carefully.

General

Our authorized capital stock consists of 905,000,000 shares of capital stock, of which:

•	900,000,000 shares are designated as common stock, par value $0.001 per share; and

•

5,000,000 shares are designated as preferred stock, par value $0.001 per share. Of which 1,485,000 shares are designated as “7.50% Series A Mandatory Convertible Preferred Stock,” par value $0.001 per share.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without stockholder approval except as required by the listing standards of the Nasdaq, to issue additional shares of our common stock. Our board of directors has the authority to repeal, alter or amend the Certificate of Incorporation and Bylaws or adopt new bylaws, subject to certain limitations set forth in the Bylaws and the DGCL.

Common Stock

We have one class of authorized common stock.

Dividend Rights

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors from time to time may determine.

Voting Rights

Holders of common stock are also entitled to one vote for each share held on all matters submitted to a vote of stockholders. Neither our Certificate of Incorporation nor our Bylaws provide for cumulative voting in the election of directors.

Board of Directors

Our board of directors is not classified. By duly adopted resolution, our board of directors has established that the number of directors shall be six. This number may be changed by a duly adopted resolution of the board of directors or by a duly adopted amendment to the Certificate of Incorporation or by an amendment to the Bylaws adopted by resolution of the board of directors or by the stockholders. Directors may be removed with or without cause by the holders of the majority of the shares then entitled to vote at an election of directors. Vacancies and newly created director positions may only be filled by a majority of directors then in office, subject to certain limitations set forth in the Bylaws.

No Preemptive, Redemption or Conversion Rights

The common stock is not entitled to preemptive rights and is not subject to conversion, redemption, or sinking fund provisions.

Liquidation, Dissolution or Similar Rights

Upon liquidation, dissolution or winding-up of Microchip, the assets legally available for distribution to stockholders would be distributed ratably among the holders of the common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Preferred Stock

Our Certificate of Incorporation authorizes Microchip’s board of directors to issue up to 5,000,000 shares of preferred stock from time to time in series and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof. These rights, preferences, privileges and restrictions could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

Our board of directors has designated 1,485,000 shares of preferred stock as 7.50% Series A Mandatory Convertible Preferred Stock, which shares have the rights, preferences, privileges and restrictions as described in the Certificate of Designation filed with the Secretary of State of Delaware on March 25, 2025.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

Certain provisions of Delaware law, our Certificate of Incorporation and Bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Takeover Statute

We are governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers of which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 of the DGCL defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Advance Notice Provisions

Our Bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Proxy Access Nominations

Under our Bylaws, a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our outstanding stock continuously for at least three years, may nominate and have us include in our proxy materials (i) one director nominee if the number of directors to be elected at an annual meeting is seven or less, and (ii) if the number of directors to be elected at an annual meeting is greater than seven, director nominees constituting up to the greater of 20% of the board of directors or two directors, provided in each case that the requirements set forth in our Bylaws are satisfied.

Special Meeting Requirements

Our Certificate of Incorporation and Bylaws provide that special meetings of stockholders may only be called by our board of directors or the chairman of the board or by one or more stockholders owning in the aggregate not less than fifty percent (50%) of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Authorized but Unissued Shares

Authorized but unissued shares of our common stock and preferred stock are available for future issuances without stockholder approval, excepting the applicable listing and regulatory standards, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Microchip by means of a proxy contest, tender offer, merger, or otherwise.

Action by Stockholder Consent

Our Bylaws provide that our stockholders may take action by written consent without a meeting.

Exclusive Forum

Unless we provide written consent to an alternative forum, the Court of Chancery of the State of Delaware shall be, to the fullest extent permitted by law, the exclusive forum for any derivative action, action asserting breach of fiduciary duty, claims pursuant to Delaware corporate law, action related to the Certificate of Incorporation, Bylaws, or internal affairs doctrine, unless an indispensable party is not subject nor has consented to the jurisdiction. Unless we provide written consent to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive jurisdiction for the resolution of claims arising under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. We also note that stockholders cannot waive compliance (or consent to noncompliance) with the federal securities laws and the rules and regulations thereunder.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Company or our stockholders;

•	any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our Bylaws provide that we may indemnify, to the maximum extent permitted by the DGCL, any employee or agent of the Company against expenses, judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of the Company.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses actually and reasonably incurred and paid by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our Certificate of Incorporation, Bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services. The transfer agent and registrar’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights MN 55120-4100.

Listing

Our common stock is listed on Nasdaq under the symbol “MCHP”.

PLAN OF DISTRIBUTION

We are registering the Resale Shares issued to the selling stockholders to permit the resale of these shares of common stock by the holders from time to time after the date of this prospectus.

No broker, dealer or underwriter has been engaged in connection with soliciting such exchange, exercise, or resale, and no commission or other compensation will be paid to any person in connection with solicitation of such exchange, exercise, or resale. No broker, dealer or underwriter has been engaged in connection with this offering.

We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The selling stockholders, which as used herein includes donees, pledgees, assignees, transferees and other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Sales of shares of our common stock by the selling stockholders named in this prospectus may be made from time to time in one or more transactions in the over-the-counter market, on any exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:

•

block trades (which may involve crosses) in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;

•	privately negotiated transactions;

•	the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	the settlement of short sales;

•	a combination of any of the foregoing methods of sale; and

•	any other method permitted by applicable law.

An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our common stock is traded may be engaged to act as the selling stockholders’ agent in the sale of shares by the selling stockholders.

In connection with distributions of the Resale Shares offered by this prospectus, the selling stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our common stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short to effect its hedging transactions and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the Resale Shares offered by it pursuant to this prospectus will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.

Each broker-dealer that receives Resale Shares for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of the Resale Shares. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus available to the selling stockholders, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

In order to comply with the securities laws of some states, if applicable, the Resale Shares offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.

The selling stockholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of our common stock by the selling stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to the common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

The selling stockholders and any brokers, dealers, agents or others that participate with the selling stockholders in the distribution of the shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock offered hereby.

We will bear all fees and expenses incident to our obligation to register the shares of common stock offered hereby, except that, if the Resale Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. We may be required to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act, to the extent arising out of or resulting from or in connection with any breach of or default in connection with certain covenants in the Merger Agreement.

Any underwriter, dealers and agents engaged by the selling stockholders may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Austin, Texas.

EXPERTS

The consolidated financial statements of Microchip Technology Incorporated at March 31, 2024 and 2023, and for each of the three years in the period ended March 31, 2024, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document that we have filed with the SEC. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We specifically incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as filed with the SEC on May 23, 2024 (including information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A, as filed on July 8, 2024, as supplemented by our Definitive Additional Materials on Schedule 14A filed with the SEC on August 13, 2024);

•

our Quarterly Reports on Form 10-Q for the period ended June 30, 2024, as filed with the SEC on August 1, 2024, for the period ended September 30, 2024, as filed with the SEC on November 5, 2024, and for the period ended December  31, 2024, as filed with the SEC on February 6, 2025;

•

our Current Reports on Form 8-K filed with the SEC on April 2, 2024, May  31, 2024, August  1, 2024 (solely to the extent information is provided under Item 5.02 thereof), August  20, 2024, August  22, 2024, September  4, 2024, November  12, 2024, November  20, 2024, December  2, 2024, December  16, 2024, February  4, 2025, February  24, 2025, March  3, 2025, March  25, 2025, March  25, 2025, and May 2, 2025;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 12, 1999, and any amendment or reports filed for the purpose of updating such description; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the closing of this offering.

You may electronically access these documents through our website, www.microchip.com. We are not incorporating the contents of, or information accessible through, the website into this prospectus other than in accordance with the prior sentence. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Microchip Technology Incorporated

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

Attn: Investor Relations

(480) 792-7200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee.

Amount to be Paid
SEC registration fee for securities offered by the selling stockholders identified in the prospectus	$3,461.49
Accounting fees and expenses	$20,000.00
Legal fees and expenses	$40,000.00
Transfer agent and registrar fees and expenses	$3,000.00
Miscellaneous expenses	$—

Total	$66,461.49

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation

Law. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to our directors and officers pursuant to our indemnification obligations or otherwise as a matter of law.

Item 16.	Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation	8-K	000-21184	3.1	August 26, 2021

3.2	Amended and Restated Bylaws	8-K	000-21184	3.1	August 23, 2023

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

107	Filing Fee Table					X

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on May 9, 2025.

MICROCHIP TECHNOLOGY INCORPORATED

By:	/s/ Steve Sanghi
Steve Sanghi
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steve Sanghi and J. Eric Bjornholt, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Steve Sanghi Steve Sanghi	Chief Executive Officer and President (Principal Executive Officer)	May 9, 2025

/s/ J. Eric Bjornholt J. Eric Bjornholt	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2025

/s/ Ellen Barker Ellen Barker	Director	May 9, 2025

Rick Cassidy	Director	—

/s/ Matthew S. Chapman Matthew S. Chapman	Director	May 9, 2025

/s/ Karlton D. Johnson Karlton D. Johnson	Director	May 9, 2025

/s/ Victor Peng Victor Peng	Director	May 9, 2025

/s/ Karen M. Rapp Karen M. Rapp	Director	May 9, 2025